                                             SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                                                (AMENDMENT No. ___)

Filed by the Registrant                       X

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.240.14a-12

                                                 Edison International
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                       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:
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       (2) Aggregate number of securities to which transaction applies:
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       (3) Per unit price or other underlying value of transaction computed purtuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
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       (4) Proposed maximum aggregate value of transaction:
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       (5) Total fee paid:
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[   ]  Fee paid previously with preliminary materials.
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[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
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       (2) Form, Schedule or Registration Statement No.
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       (3) Filing Party:
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       (4) Date Filed:
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The following email was sent today to all employees who hold Edison International shares through the
Stock Savings Plus Plan:

A Message from John E. Bryson

We recently sent you an important  e-mail  transmitting  proxy  material and voting  instructions  for Edison  International's annual  shareholders  meeting.  Your support is extremely  important and I strongly  recommend that you take an active role in voting.

        o   Vote "FOR" the election of directors; and

        o   Vote "AGAINST" the shareholder proposal to redeem the Company's shareholder rights agreement.

In 1996 the Edison International Board adopted a Rights Agreement (which we refer to as our "shareholder rights plan" and the proponent of the shareholder proposal refers to as a "poison pill") to enhance the ability of
Edison International's shareholders to receive fair value for their investment in the event of an attempted takeover of your company.  The Board, comprised of a substantial majority of non-management Directors, has reviewed our shareholder rights plan on a regular basis and continues to believe that the rights plan is in the best interests of Edison International's shareholders and should remain in place for the future.  Our shareholder rights plan is designed  not only to prevent hostile, unsolicited takeover attempts that deprive some shareholders of the ability to obtain a full and fair price for their shares but also to prevent other abusive takeover practices at the expense of fairness to the Company.  Our shareholder rights plan is a "poison pill"
only with respect to those abusive practices.

Rights plans like ours are common among S&P 500  companies.  I urge you to follow the Board's  recommendation  when voting your proxy.

You should have received a proxy card in the mail to vote your shares.  Alternatively, you may vote your shares by telephone or the Internet by entering  your control  number from the proxy card and following the instructions on the proxy card. If you have  misplaced or not yet received your proxy card in the mail, you may contact Joyce Miranda at EquiServe by email at
jmiranda@equiserve.com to obtain your control number.  Your vote must be received by 2 p.m. (Pacific Time) on May 12, 2003.

If you also hold shares in a brokerage account and/or in your own name, you will receive a separate  proxy card(s) to vote those shares. Please be sure to vote these shares in addition to your  employee plan shares.  Be sure to follow the voting instructions  on each card. If you have any  questions,  please call Jo Ann Goddard at (626)  302-2515 or Heidi  Townshend at
(626) 302-1453.

By pulling together as a team you will help ensure the success of this year's meeting.

Thank you for your continued support.

This email is being sent to you on behalf of your Board of  Directors.  For more  information  on the Directors and their interests in the above matters,  and for other important  information,  we strongly encourage you to read the
Edison  International and Southern California Edison Company Joint Proxy Statement,  filed with the S.E.C. on April
7, 2003.  Copies of the Proxy  Statement were sent to employee shareholders  beginning on April 7, 2003. Our Proxy
Statement is available on the S.E.C.  website,  www.sec.gov.  Our Proxy  Statement  and 2002 Annual Report are also available free of charge on our website, www.edisoninvestor.com.

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